COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

Office of the Clerk

November 29, 2021

RECEIPT

RE:	WATERSIDE CAPITAL CORPORATION
ID:	04122891
FILING NO:	2111293906316
WORK ORDER NO:	202111232190772

Dear Customer:

This is your receipt for $25.00 to cover the fee for filing articles of domestication for a corporation with this office.

This is also your receipt for $100.00 to cover the fee for expedited service.

The effective date of the certificate of domestication is November 29, 2021. As a result and in addition to other consequences, the corporation automatically ceases to be a Virginia corporation as of the effective date of domestication and, if it intends to thereafter transact business in the Commonwealth, is required to obtain a certificate of authority to transact business in Virginia from the Commission.

If you have any questions, please call (804) 371-9733 or toll-free 1-866-722-2551.

Sincerely,

Bernard J. Logan
Clerk of the Commission

Delivery Method: Email

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, NOVEMBER 29, 2021

The State Corporation Commission has found the accompanying articles of domestication submitted on behalf of

WATERSIDE CAPITAL CORPORATION

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF DOMESTICATION

be issued and admitted to record with the articles of domestication in the Office of the Clerk of the Commission, effective November 29, 2021.

STATE CORPORATION COMMISSION

By [signature]

Angela L. Navarro
Commissioner

Commonwealth of Virginia
State Corporation Commission
Office of the Clerk
Entity ID: 04122891
Filing Number: 2111293906316
Filing Date/Time: 11/29/2021 08:13 AM
Effective Date/Time: 11/29/2021 08:13 AM

ARTICLES OF DOMESTICATION OF
Waterside Capital Corporation

The undersigned, on behalf of the stock corporation named below, pursuant to Title 13.1, Chapter 9, Article 12.1 of the Code of Virginia, states as follows:

1. The name of the corporation is Waterside Capital Corporation.

2. The plan of domestication, pursuant to § 13.1-722.2 of the Code of Virginia, is set forth as follows:

   A. The jurisdiction in which the corporation is to be domesticated is Nevada.

   B. Upon its domestication in the foregoing jurisdiction, the name of the corporation will be Waterside Capital Corporation.

3. These articles of domestication are being filed in connection with the domestication of the corporation as a foreign stock corporation to be incorporated under the laws of another jurisdiction.

4. The plan of domestication was adopted by the board of directors and was duly approved by the shareholders on November 15, 2021 in the manner required by Chapter 9 of Title 13.1 of the Code of Virginia and by the articles of incorporation.

5. The corporation hereby revokes the authority of its registered agent to accept service on its behalf and appoints the clerk of the Commission as its agent for service of process in any proceeding based on a cause of action arising during the time it was incorporated under the laws of Virginia.

6. The corporation's mailing address to which the clerk may mail a copy of any process served on the clerk as the corporation's agent is Waterside Capital Corporation, Attn: Ryan Schadel, 410 Peachtree Pkwy, Suite 4245, Cumming, GA 30041.

7. The corporation hereby commits to notify the clerk of the Commission in the future of any change in the mailing address of the corporation.

Executed in the name of the corporation by:

_______________________ *November 23, 2021*

Ryan Schadel *Chief Executive Officer*

corporation's SCC ID no.: 04122891

559790.v2

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, NOVEMBER 29, 2021

The State Corporation Commission has found the accompanying articles of domestication submitted on behalf of

WATERSIDE CAPITAL CORPORATION

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF DOMESTICATION

be issued and admitted to record with the articles of domestication in the Office of the Clerk of the Commission, effective November 29, 2021.

STATE CORPORATION COMMISSION

By Angela Navarro

Angela L. Navarro
Commissioner